AMENDMENT NO. 13 TO THE
          FOURTH AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING


     This Amendment No. 13 to the Fourth Amended and Restated Agreement for Wholesale Financing (this "Amendment") is made as of July 29, 1998 by and between ENTEX Information Services, Inc., a Delaware corporation ("Borrower") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                    RECITALS

     A. Borrower and IBM Credit have entered into that certain Fourth Amended and Restated Agreement for Wholesale Financing dated as of September 15, 1995 (as amended on September 19, 1995 and as further amended, supplemented or otherwise modified from time to time, the "Agreement").

     B. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of this Amendment as set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Modification of Agreement.

     A. Correction.

     Due to scribing errors, certain sections of the amendments referenced herein contained erroneous references as follows: (i) Section 4(A) of the Acknowledgment, Waiver and Amendment No. 8 to the Fourth Amended and Restated Agreement for Wholesale Financing erroneously referred to the second sentence of the third paragraph of Section 3(a) of the Agreement and the parties agree that such reference to the third paragraph is deemed to be a reference to the fourth paragraph of Section 3(a) of the Agreement for all purposes, (ii) Section 2 A. of Amendment No. 12 to the Fourth Amended and Restated Agreement for Wholesale Financing erroneously referred to sub-section "F" of Section 3(c) and the parties agree that such reference to subsection "F" is deemed to be a reference to subsection "E" of Section 3(c) of the Agreement for all purposes, and (iii) Section 2 B. of Amendment No. 12 to the Fourth Amended and Restated Agreement for Wholesale Financing erroneously referred to Section 12 and the parties agree the such reference to Section 12 is deemed to be a reference to Section 19 of the Agreement for all purposes.

     B. Modifications to Agreement.

          (a) Section 2(a) of the Agreement is hereby amended by deleting this section in its entirety and substituting, in lieu thereof, the following:

          "(a) Borrower shall forward to IBM Credit by the twentieth (20th) day of each month for the previous month-end reporting period a report in form and detail satisfactory to IBM Credit (it being understood that the degree of detail provided in Exhibit A is satisfactory) which will disclose all Authorized Supplier Claims which Borrower has submitted to an Authorized Supplier. All Authorized Supplier Claims (as hereinafter defined), except warranty claims, shall be submitted to the applicable Authorized Supplier by the end of the prior month. Warranty claims will be included if received by the applicable Authorized Supplier the twenty-fifth (25th) day of the prior month. For purposes of this Agreement, "Authorized Supplier Claims" shall mean amounts owing to Borrower for valid claims for rebates, discounts, credits for returns of Financed Products to an Authorized Supplier, warranties and incentive payments, in each case, that Borrower has submitted to an Authorized Supplier and that are outstanding not more than ninety (90) days from the date of such request for payment and in which IBM Credit has a valid, perfected, first priority security interest under this Agreement."

          (b) Section 3(a) of the Agreement is hereby amended by deleting the second and third sentence of the fourth paragraph thereof in their entirety and substituting, in lieu thereof, the following two sentences:

          "Subject to the immediately following sentence, if the full amount of any amounts owed under this Agreement is not paid by its due date, including but not limited to any amounts, due under Section 3(b) or as a result of the acceleration of the obligations, the unpaid amount will bear interest from its due date until IBM Credit receives payment thereof, at a per annum rate equal to the LIBOR plus 6.5%. If any amount due under
     Section 3(b), at any one time not to exceed the aggregate Amount of Credit of ILOCs issued in favor of IBM Credit as of the date of determination, is not paid when due, such unpaid amount will bear interest from its due date until IBM Credit receives payment thereof, at a per annum rate equal to LIBOR plus the Applicable Margin (as hereinafter defined) in effect as of such date of determination."

          (c) Section 3(a) of the Agreement is hereby further amended effective as of the effective date hereof by (1) changing the definition of Base Finance Charge contained in the second paragraph of such Section 3(a) from "the sum of the Prime Rate for such day plus 0.50%" to "the sum of LIBOR (as hereinafter defined) plus the Applicable Margin (as hereinafter defined)".

          (d) Section 3(a) of the Agreement is hereby further amended by inserting immediately following the third paragraph of this section and immediately prior to the definition of "Prime Rate", the following two paragraphs:

          "In the event that Borrower terminates this Agreement prior to the end of the Revolving Period then Borrower shall pay IBM Credit a fee in an amount equal to the product of (A) the sum of the unpaid principal of outstanding Advances for Financed Products and Working Capital Advances as of each day during the sixty (60) days immediately preceding the date of notice of termination divided by sixty (60) multiplied by (B)(i) from the effective date hereof to July 31, 1999, 0.75%, (ii) from August 1, 1999 to July 31, 2000, 0.50%, and (iii) 0.25% thereafter.

          Borrower agrees to pay IBM Credit an annual non-refundable facility fee of One Hundred Five Thousand Dollars ($105,000), payable annually on August 1, 1999 and August 1, 2000."

          (e) Section 3(c) of the Agreement is hereby amended by deleting items
     (A) through (E) thereof in their entirety and substituting, in lieu thereof, the following:

          "A. Financed Products and other inventory constituting Collateral located in the Erlanger, Kentucky; Canton, Massachusetts; Kent, Washington; Atlanta, Georgia; Rio Rancho, New Mexico; Dupont, Oregon;

          Santa Clara, California; Folsom, California; Sacramento, California; Chandler, Arizona; Wichita, Kansas; or Redmond, Washington warehouse:

           (i)    Financed Products                                      100%

          (ii) Other inventory constituting Collateral (including Eligible Ingram Non-Financed Products) in which IBM Credit has a perfected first priority security interest 20%

                  B.       Eligible Receivables                           85%

                  C.       Authorized Supplier Claims                     85%

                  (f) Section 11(b)(iv) is hereby amended by deleting the fourth sentence of this paragraph in its entirety and substituting, in lieu thereof, the following sentence:

                  "Blocked Account Agreement" shall mean that certain letter agreement by and among Borrower, a bank, acceptable to IBM Credit, acting as depository and lockbox agent in connection with the Concentration Account (as defined in the Blocked Account Agreement) and Lockboxes, and IBM Credit as the same may be amended, supplemented, restated or otherwise modified from time to time."

                  (g) Section 11(c)(v) is hereby amended by deleting the first sentence of this paragraph in its entirety and substituting, in lieu thereof, the following sentence:

                  "If it will cause Borrower to fail to meet any financial covenants specified in Section 12 of this Agreement, prepay, redeem, defease (whether actually or in substance) or purchase in any manner, make any payment in respect of principal of, or interest on, any Long Term Debt (including the Subordinated Debt)."

                  (h) Section 11(c)(ix)(C) is hereby amended by deleting the words "BLI Subordinated Debentures" in their entirety and substituting, in lieu thereof, the words "Subordinated Debt".

                  (i) Section 12 of the Agreement is hereby amended by deleting paragraphs (a) through (e) thereof in their entirety and substituting, in lieu thereof, the following paragraphs (a) through (e):

         "(a) From July 1, 1998 to and including June 30, 1999, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 0.95:1.00, and from July 1, 1999 and thereafter, Borrower shall at all times maintain a ratio of current assets to current liabilities equal to or greater than 1.00:1.00.

         (b) From July 1, 1998 to and including December 31, 1998, Borrower shall at all times maintain a ratio of (i) total liabilities minus the aggregate outstanding principal amount of Subordinated Debt to (ii) Tangible Net Worth of not more than 8.50:1.00, from January 1, 1999 to and including June 30, 1999, Borrower shall at all times maintain a ratio of (i) total liabilities minus the aggregate outstanding principal amount of Subordinated Debt to (ii) Tangible Net Worth of not more than 7.75:1.00, and from July 1, 1999 and thereafter, Borrower shall at all times maintain a ratio of (i) total liabilities minus the aggregate outstanding principal amount of Subordinated Debt to (ii) Tangible Net Worth of not more than 5.25:1.00.

         (c) From July 1, 1998 to and including June 30, 2000, Borrower shall not permit the ratio of the (i) sum of EBITDA for the four immediately preceding Fiscal Quarters then ended to (ii) sum of Interest Expense for the four immediately preceding Fiscal Quarters then ended to be less than 2.00:1.00, and from July 1, 2000 and thereafter, Borrower shall not permit the ratio of the (i) sum of EBITDA for the four immediately preceding Fiscal Quarters then ended to (ii) sum of Interest Expense for the four immediately preceding Fiscal Quarters then ended to be less than 2.50:1.00.

         (d) From July 1, 1998 and thereafter, Borrower shall have as of the end of each fiscal year Consolidated Net Income for the fiscal year then ended of not less than Fourteen Million Dollars ($14,000,000).

         (e) From July 1, 1998 to and including September 30, 1998, Borrower shall at all times maintain Working Capital of not less than One Million Dollars ($1,000,000), from October 1, 1998 to and including March 31, 1999, Borrower shall at all times maintain Working Capital of not less than Two Million Dollars ($2,000,000), from April 1, 1999 to and including June 30, 1999, Borrower shall at all times maintain Working Capital of not less than Five Million Dollars ($5,000,000), and from July 1, 1999 and thereafter, Borrower shall at all times maintain Working

          Capital of not less than Twenty Six Million Dollars ($26,000,000)."

                  (j) Section 15 of the Agreement is hereby amended by deleting the first sentence of this section thereof and substituting, in lieu thereof, the following sentence:

                  "The Line of Credit may be terminated by written notice by Borrower upon sixty (60) days' prior written notice to IBM Credit, which termination shall be (a) subject to the fees set forth in Section 3(a) of the Agreement and (b) effective on the sixtieth (60th) day unless earlier terminated as otherwise provided in this Section 15."

                  (k) Section 18(e) of the Agreement is hereby amended by deleting the current address, contact and fax number information for IBM Credit in its entirety and substituting, in lieu thereof, the following:

                  IBM Credit Corporation
                  North Castle Drive
                  Armonk, New York 10504-1785
                  Attention:  Manager, Global Strategic Account Marketing
                  Facsimile:  914-765-6430, and
                  Attention:  Director, Global Credit Remarketer Financing
                  Facsimile:  914-765-6276

                  (l) Section 19 of the Agreement is hereby amended by adding the following definitions in its appropriate alphabetical order:

                  "Applicable Margin": shall mean (i) for the period from the effective date hereof to the first determination date occurring after July 1, 1999, the rate per annum set forth in Tier III below and, (ii) thereafter, the rate per annum set forth below under the caption "Applicable Margin" for the applicable Tier based on the Indebtedness/EBITDA Ratio as of the most recent determination date:

Tier   Indebtedness/EBITDA Ratio                              Applicable Margin
----   -------------------------                              -----------------

  I    Greater than 4.0X                                            2.40%

 II    Less than or equal to 4.0X but greater than 3.50X            2.20%

 III   Less than or equal to 3.50X but greater than 3.00X           2.10%

 IV    Less than or equal to 3.00X but greater than 2.50X           2.00%

  V    Less than or equal to 2.50X                                  1.90%


For purposes of the foregoing, (i) the Indebtedness/EBITDA Ratio shall be determined based on the audited financial statements delivered pursuant to
Section 2(c)(i) of the Agreement, and (ii) each change in the Applicable Margin resulting in a change in the Indebtedness/EBITDA Ratio shall be effective beginning after June 30, 1999 on the first day of the month following the receipt by IBM Credit of such financial statements indicating such change (a "determination date"), provided, that for any period during which (a) an Event of Default has occurred and is continuing or (b) the Borrower fails to deliver the Compliance Certificate required to be delivered by it pursuant to Section 12 of the Agreement, the Applicable Margin shall be determined by IBM Credit in its discretion, up to a maximum rate of 3.000% per annum; provided, that nothing in this definition shall affect the finance charge of LIBOR plus 6.5% applicable to late payments."

     "Bloomberg": the on-line financial service provided by Bloomberg, L.P. or any successor financial services company."

     "Consolidated Net Income" shall mean, for any period, the net income (or loss), after taxes, of Borrower and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP."

     "EBITDA" shall mean, for any period (determined on a consolidated basis in accordance with GAAP), (a) the Consolidated Net Income of Borrower and its Subsidiaries for such period, plus (b) each of the following to the extent reflected as an expense in the determination of such Consolidated Net In-come: (i) the Borrower's provision for taxes based on income for such period;
(ii) Interest Expense for such period; and (iii) depreciation and amortization of tangible and intangible assets of Borrower and its Subsidiaries for such period."

     "Indebtedness/EBITDA Ratio" shall mean the ratio as of the last day of any fiscal year of (i) the Indebtedness of Borrower and its Subsidiaries on a consolidated basis as of the last day of such fiscal year to (ii) EBITDA as of the last day of such fiscal year."

     "LIBOR": as of the date of determination, the thirty-day average of the one-month London Interbank Offered Rate as published by Bloomberg for the previous calendar month or, in the event such average is no longer published by Bloomberg, such other thirty (30) day average as IBM Credit may use for determining "LIBOR" in its reasonable discretion. The LIBOR is based on a 360-day calendar year."

     "Revolving Period": shall mean the period from and including the date of this Amendment to and including July 31, 2001."

          (m) Section 19 of the Agreement is further amended by deleting the definition of "Subordinated Debt" in its entirety and substituting, in lieu thereof, the following:

          "Subordinated Debt": shall mean One Hundred Million Dollars ($100,000,000) aggregate principal amount of subordinated indebtedness issued pursuant to the Offering Memorandum, Subject to Completion, dated July 2, 1998 relating to the Senior Subordinated Notes due 2008 and the BLI Subordinated Debentures."

          (n) Section 19 of the Agreement is further amended by deleting the definition of "Tangible Net Worth" in its entirety and substituting, in lieu thereof, the following:

          "Tangible Net Worth" shall mean as to Borrower, (i) the excess of the total assets over total liabilities of such Person (such assets and liabilities being determined by reference to the book value) of such Person; plus (ii) the unpaid principal balance of Subordinated Debt, provided, however, that such Subordinated Debt shall not be so added if, at any time the interests of the holders of the Subordinated Debt are not satisfactorily, as determined by IBM Credit, subordinated to the interests of IBM Credit; (iii) but excluding from the determination of such assets: (A) goodwill; (B) expenses and charges relating to or arising from the purchase of customer accounts or other similar expenses, trademarks, names, trade names, copyrights, patents, patent applications, privileges, franchises, licenses and rights in any thereof, and other similar intangibles; (C) any write-up in the book value of any asset; (D) all accounts receivable from officers, directors and stockholders of such Person; and (E) any other assets as IBM Credit, in its sole discretion, deems to exclude; all of the foregoing being determined in accordance with GAAP."

          (o) The Agreement is hereby modified by deleting Exhibit K in its entirety and substituting in lieu, thereof, the Exhibit K attached hereto.

Section 3. Representations and Warranties. Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by Borrower in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrower in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Borrower not to be in compliance with the terms of any agreement to which Borrower is a party.

Section 3.3 Litigation. Except as has been disclosed by Borrower to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Borrower, which if adversely determined, would materially adversely affect Borrower's ability to perform Borrower's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Borrower hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrower, and is not subject to any claims, offsets or defense.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.

                               ENTEX INFORMATION SERVICES, INC.


                               By:  /s/ John A. McKenna, Jr.
                                    -------------------------------------
                                    Title: President



                               Accepted and Agreed:

                               IBM CREDIT CORPORATION


                               By:  /s/ Glenn Miotke
                                    -------------------------------------
                                    Title: Manager Credit & Restructuring



                                    EXHIBIT K

                        Entex Information Services, Inc.
                       Collateral Management Report (CMR)
                             Accounts as of: (Date)


COLLATERAL STATUS
-----------------
                                      Oth.             Gross            Advance              Net
                                     Values          Collateral            %             Collateral
                                   Collateral

1. Previous assigned A/R balance:                        $0
   (previous CMR line 4)
   Date:  __/__/__
2. Additions to A/R (2A+B):                              $0
   A. New Billings                     $0
   B. Adjustments                      $0
3. Deductions from A/R (3A+B):                           $0
   A. Cash Receipts                    $0
   B. Credits/Other deductions         $0
4. New Assigned A/R balance
   (1+2-3):                                              $0
5. A/R Aging Report
   (Date:  __/__/__)                                     $0
   * * New Assigned A/R Balance and A/R Aging Report (Lines 4 and 5) must equal * *
----------------------------------------------------------------------------------------------------
6. Less Ineligible A/R:                                  $0
   A. A/R Over 90 Days                $0
   B. 50% Rule                        $0
   C. Contra Accts (A/P Offset)       $0
   D. Government A/R                  $0
   E. Maintenance Service             $0
   F. Unapplied Receipts              $0
   G. Other                           $0
7. Total A/R Eligible Collateral:                        $0               85%                $0
   (Line 4 - Line 6 X Advance Rate)

                                       -2-


8. IBM Credit Financed Eligible Inventory
         Collateral
   A. Financed Erlanger et al.:
   1. Products financed by IBM Credit                    $0              100%                $0
   2. Other Inventory constituting Collateral
         (incl. Eligible Ingram Non-Financed
         Products) in which IBM Credit has a
         perfected first priority security
         interest                                        $0               20%                $0

9. Auth. Supplier Claims (ICC financed prod)             $0               85%                $0

10.Total Net Eligible Collateral (7+8+9)                                                     $0


                                       -3-

LOAN STATUS
-----------
                                      Oth.             Gross            Advance              Net
                                     Values          Collateral            %             Collateral
                                   Collateral

1. Net IBM Credit Outstandings
   (1A-B-C-D-E-F-G-H-I+J)                                $0
   A. Gross IBM Credit
      Outstandings (RFS)               $0
Less:
   A. In Transit (__ Days)             $0
   B. Prior Wires to ICC (Unappl)      $0
   C. Other                            $0
   D. ______________                   $0
   E. ______________                   $0
Plus:
   F. Letter of Credit                 $0
2. Funds in Lockbox:
   A. Unavailable Funds (float)                          $0
3. Loan Balance (Line 1 - Line 2)                        $0
4. Collateral Excess /
   Shortfall (Collateral line 10 -
   Loan line 3):                                         $0
   (Loan balance available)
5. Advances from IBM Credit to Customer:                 $0
6. Add:  Today's wire from Entex to ICC                  $0
7. New Adjusted O/S Balance (loan lines
   3+5-6)                                                $0
8. Remaining Credit Line Availability
   (Collateral line 10 - Loan line 7)                    $0

- Yesterday PM Lockbox wire to Entex                     $0
- Today AM Lockbox wire to Entex                         $0


Signatures:


-------------------------------------------------------------------
Authorized Customer Signature                                (Date)


-------------------------------------------------------------------
IBM Credit Corporation                                       (Date)

The above officer or delegated individual of (Customer Legal Name) certifies that he/she is authorized to provide this information on behalf of (Customer Legal Name) and agrees that to the best of his/her knowledge the information is accurate.